Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Grayscale Ethereum Trust (ETH) (the “Trust”) on Amendment No.3 to Form S-3 (Registration No. 333-278880) of our report dated February 23, 2024, with respect to our audit of the financial statements of the Trust as of December 31, 2023 and 2022, and for the two years ended December 31, 2023, and our report dated February 23, 2024, with respect to our audit of internal control over financial reporting of the Trust as of December 31, 2023, appearing in the Annual Report on Form 10-K of the Trust for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus. We were dismissed as auditors on March 1, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP

New York, NY

July 8, 2024